UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a General Meeting of Shareholders held on March 16, 2018 for Marvell Technology Group Ltd. (the “Company”), shareholders voted on the matters set forth below. Each issued common share was entitled to one vote on the proposals voted on at the meeting.

1.	To approve the issuance of Marvell common shares (the “Marvell Share Issuance”) in connection with the merger (the “Merger”) of Kauai Acquisition Corp. with and into Cavium, Inc. (“Cavium”), with Cavium continuing as the surviving corporation in the Merger and as a direct wholly owned subsidiary of Marvell Technology, Inc. which is a direct wholly owned subsidiary of Marvell:

For	Against	Abstain	Broker Non-Votes
411,840,059	486,150	739,342	0

2.	To approve adjournments of the Marvell general meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Marvell general meeting to approve the Marvell Share Issuance (the “Marvell Adjournment Proposal”):

For	Against	Abstain	Broker Non-Votes
357,999,676	54,122,688	943,187	0

Item 8.01	Other Events.

On March 16, 2018, the Company issued a press release announcing that Marvell shareholders voted to approve the issuance of Marvell common shares in connection with the previously announced proposed acquisition of Cavium, Inc. (NASDAQ: CAVM).

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 16, 2018, titled “Marvell Shareholders Approve Issuance of Common Shares in Connection with Acquisition of Cavium”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2018

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell L. Gaynor
Mitchell L. Gaynor
Chief Administration and Legal Officer and Secretary